UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2010

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

675 Bering Drive, Suite 400 Houston, Texas	77057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.07  Submission of Matters to a Vote of Security Holders.

On the 18th of May 2010, Comfort Systems USA, Inc. (the “Company”) held its 2010 Annual Meeting of Stockholders. The matters submitted to the stockholders of the Company at the Annual Meeting, and the results of the voting, were as follows:

Proposal No. 1.  Vote regarding the election of Messrs. William F. Murdy, Darcy G. Anderson, Herman E. Bulls, Alfred J. Giardinelli, Jr., Alan P. Krusi, Franklin Myers, James H. Schultz, and Robert D. Wagner, Jr. as members of the Board of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
William F. Murdy	31,598,283	682,991	2,913,046
Darcy G. Anderson	32,214,080	67,194	2,913,046
Herman E. Bulls	32,213,522	67,752	2,913,046
Alfred J. Giardinelli, Jr.	32,214,250	67,024	2,913,046
Alan P. Krusi	32,214,080	67,194	2,913,046
Franklin Myers	31,955,153	326,121	2,913,046
James H. Schultz	32,214,366	66,908	2,913,046
Robert D. Wagner, Jr.	32,214,124	67,150	2,913,046

Proposal No. 2.  Vote regarding ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010:

Votes For	Votes Against	Votes Abstain
34,984,352	204,235	5,733

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Trent T. McKenna
Trent T. McKenna, Vice President and
General Counsel

Date:       May 21, 2010